Exhibit 99.1

MoSys, Inc. Reports First Quarter 2020 Financial Results

SAN JOSE, Calif., May 5, 2020 – MoSys, Inc. (NASDAQ: MOSY), a provider of high-speed semiconductor solutions, today reported financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Results
Total net revenue for the first quarter of 2020 was $1.3 million, compared with $2.3 million for the previous quarter and $3.5 million for the first quarter of 2019. Product revenue for the first quarter was $1.1 million, compared with $2.1 million in the fourth quarter of 2019 and $3.4 million in the year ago period. The sequential decrease in product revenue reflected reduced shipments of its Bandwidth Engine® products, including approximately $0.7 million of shipments that were pushed out to the second quarter due to COVID-19 shelter-in-place orders.

Gross margin for the first quarter of 2020 was 58%, compared with 59% for the fourth quarter of 2019 and 62% for the first quarter of 2019.

Total operating expenses on a GAAP basis for the first quarter of 2020 were $2.1 million, compared with operating expenses of $2.0 million in the previous quarter and $2.1 million in the first quarter of 2019. Total non-GAAP operating expenses, excluding stock-based compensation expenses, for the first quarter of 2020 were $2.0 million, compared with $1.9 million in the fourth quarter of 2019 and $2.1 million in the first quarter of 2019. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

In August 2019, the Company effected a 1-for-20 reverse stock split of its common stock. All share and per share amounts in this press release have been retroactively adjusted to reflect the reverse stock split for prior periods, as applicable.

GAAP net loss for the first quarter of 2020 was $1.4 million, or $0.61 per share, compared with a net loss of $0.7 million, or $0.31 per share, for the previous quarter and GAAP net income of $10,000, or $0.00 per diluted share, for the first quarter of 2019.

Non-GAAP net loss for the first quarter of 2020 was $1.3 million, or $0.58 per share, compared with non-GAAP net loss of $0.6 million, or $0.29 per share, in the prior quarter and non-GAAP net income of $6,000, or $0.00 per diluted share, in the first quarter of 2019. Adjusted EBITDA for the first quarter of 2020 was a negative $1.2 million, compared with a negative $0.5 million for the previous quarter and a positive $0.1 million for the first quarter of 2019.

Management Commentary
“First quarter product revenue was materially impacted by the COVID-19 shelter-in-place orders issued by county authorities, preventing us from shipping devices against customer backlog in the last two weeks of March,” said Dan Lewis, chief executive officer and president of MoSys. “In the first half of April, we resumed shipments of our IC products, completed shipment of all backlog orders from March, and commenced April shipments. We expect to continue shipping during the remainder of the second quarter ending June 30, 2020, as we work with our vendors to ship critical infrastructure components, as defined by the federal government.”

Mr. Lewis continued, “Also during the quarter, we continued to expand our sales channels as we engaged Digi-Key Electronics, one of the world's leading electronic component distributors, to sell our Accelerator Engine IC products. We shipped an initial stocking order to Digi-Key during the first quarter and believe that access to its large customer base will generate additional design-win opportunities. From a product development perspective, we continued development efforts for our new Virtual Accelerator Engine software and firmware product line. Most notably, we expect to recognize initial revenue from the delivery of our Graph Memory Engine product to a leading Accelerator Engine IC customer during the second quarter and are also engaged with this customer on multiple project license opportunities.”

Mr. Lewis concluded, "Although we continue to see the impact of COVID-19 on our business, we have recently seen some order pull-ins from our major networking equipment customer. We also continue to expand the pipeline for our Virtual Accelerator Engine product line and expect to sign our first production license in the second half of 2020. We are closely managing our operating expenditures during this challenging time, as we actively identify and evaluate cost reduction opportunities in order to minimize our cash burn. Recently, we successfully completed a financing that resulted in net proceeds of approximately $1.7 million, which will be used to support ongoing operations and strengthen our balance sheet. The duration and timing of the current macroeconomic slowdown caused by COVID-19 remains uncertain; however, our team is highly focused on executing our business plan and converting pipeline opportunities into sales, especially for our Virtual Accelerator Engine products."

Business Outlook
The Company expects total net revenue for the second quarter of 2020 to be in the range of $1.8 million to $2.1 million.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 4, 2020 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectation that it will continue shipping its products during the remainder of the second quarter, the anticipated benefit of Digi-Key Electronics and its ability to generate additional design-win opportunities for the Company, its anticipated total net revenue for the second quarter of 2020, the timing of initial revenue recognition from and first production license for its Virtual Accelerator Engine products, and the Company’s intention to continue to closely manage its expenditures in order to minimize cash burn. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

●
a lack of working capital to aggressively fund product development and growth;
●
the timing of customer orders and product shipments;
●
risks related to the Covid-19 pandemic, including public health requirements in response to the outbreak of Covid-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, members of the Company’s management team or a significant number of its employee base becoming ill with Covid-19, changes in government regulations and mandates to address Covid-19 that may adversely impact the Company’s ability to continue to operate without disruption, and a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results;
●
customer concentration;
●
lengthy sales cycle;
●
ability to enhance our existing proprietary technologies and develop new technologies;
●
achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
●
difficulties and delays in the development, production, testing and marketing of our ICs;
●
reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
●
availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
●
ability to make our new software acceleration and IP products commercially available and achieve customer acceptance of these new proprietary technologies;
●
level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
●
vigor and growth of markets served by our customers and our operations; and
●
other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2020, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission.

MoSys does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is a provider of hardware and software/firmware solutions that enable fast, intelligent data access and data decisions for cloud networking, security, test and measurement, video and other systems. MoSys’s Accelerator Engines are memory integrated circuits with unmatched intelligence, performance and capacity that eliminate data access bottlenecks to deliver speed and intelligence in systems, including those scaling from 100G to multi-terabits per second. MoSys’s Software Accelerator Platforms include software and firmware that focus on accelerating application-specific decision functions and are portable across a wide range of hardware configurations with or without MoSys hardware. MoSys’ hardware and software solutions provide system architects and designers with unique system acceleration options. More information is available at www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo is a trademark of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contact:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

MOSYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2020	2019

Net Revenue
Product	$1,068	$3,386
Royalty and other	192	134
Total net revenue	1,260	3,520

Cost of Net Revenue	530	1,354

Gross Profit	730	2,166

Operating Expenses
Research and development	961	1,153
Selling, general and administrative	1,135	972
Total operating expenses	2,096	2,125

Income (loss) from operations	(1,366)	41

Other expense, net	(39)	(31)
Net Income (loss)	$(1,405)	$10

Net income (loss) per share
Basic and diluted	$(0.61)	$0.00

Shares used in computing net income (loss) per share
Basic	2,295	2,153
Diluted	2,295	2,271

MOSYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2020	2019

Assets
Current assets:
Cash, cash equivalents and investments	$5,640	$6,353
Accounts receivable, net	539	1,175
Inventories	1,105	968
Prepaid expenses and other	567	472
Total current assets	7,851	8,968

Property and equipment, net	162	197
Right-of-use lease asset	109	156
Other	18	78
Total assets	$8,140	$9,399

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$107	$218
Deferred revenue	122	166
Short-term lease liability	116	166
Accrued expenses and other	1,325	1,155
Total current liabilities	1,670	1,705

Convertible notes payable	2,970	2,858
Total liabilities	4,640	4,563

Stockholders' equity	3,500	4,836

Total liabilities and stockholders’ equity	$8,140	$9,399

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2020	2019

GAAP net imcome (loss)	$(1,405)	$10
Stock-based compensation expense
- Research and development	27	(27)
- Selling, general and administrative	41	23
Total stock-based compensation expense	68	(4)

Non-GAAP net income (loss)	$(1,337)	$6

GAAP net income (loss) per share, basic and diluted	$(0.61)	$0.00
Reconciling items
- Stock-based compensation expense	0.03	0.00

Non-GAAP net income (loss) per share, basic and diluted	$(0.58)	$0.00

Shares used in computing non-GAAP net income (loss) per share
Basic	2,295	2,153
Diluted	2,295	2,271

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended
	March 31,
	2020	2019
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(1,405)	$10
Stock-based compensation expense
- Research and development	27	(27)
- Selling, general and administrative	41	23
Stock-based compensation expense	68	(4)

Non-GAAP net income (loss)	(1,337)	6
EBITDA adjustments:
Depreciation	41	72
Interest expense	55	54

Adjusted EBITDA	$(1,241)	$132